Exhibit 10.8

TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
This Twelfth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of November 4, 2015, by and between COMERICA BANK (“Bank”) and ARRAY BIOPHARMA INC. (“Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 28, 2005, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 19, 2005, that certain Second Amendment to Loan and Security Agreement, Consent and Waiver dated as of July 7, 2006, that certain Third Amendment to Loan and Security Agreement dated as of June 12, 2008, that certain Fourth Amendment to Loan and Security Agreement dated as of March 11, 2009, that certain Fifth Amendment to Loan and Security Agreement dated as of September 30, 2009, that certain Sixth Amendment to Loan and Security Agreement dated as of March 31, 2010, that certain bilateral extension letter dated as of March 4, 2011, that certain Seventh Amendment to Loan and Security Agreement dated as of June 11, 2011, that certain Eighth Amendment to Loan and Security Agreement dated as of December 28, 2012, that certain Ninth Amendment to Loan and Security Agreement dated as of June 4, 2013, that certain Tenth Amendment to Loan and Security Agreement dated as of December 31, 2013 and that certain Eleventh Amendment to Loan and Security Agreement dated as of August 3, 2015 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.The following defined terms in Section 1.1 of the Agreement hereby is added, or amended and restated, as follows:
“Bank Expenses” mean all reasonable costs or expenses of Bank, or any other holder or owner of the Loan Documents (including, without limit, court costs, legal expenses and reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel, whether or not suit is instituted, and, if suit is instituted, whether at trial court level, appellate court level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, and performance, or incurred in collecting, attempting to collect under the Loan Documents or the Obligations, or incurred in defending the Loan Documents, or incurred in any other matter or proceeding relating to the Loan Documents or the Obligations; and reasonable Collateral audit fees.
“Letter of Credit Sublimit” means a sublimit for Letters of Credit under the Revolving Line not to exceed the Revolving Line.
“Revolving Line” means a credit extension of up to Two Million Eight Hundred Thousand Dollars ($2,800,000).
“Revolving Maturity Date” means June 30, 2016.
2.    Bank and Borrower hereby acknowledge and agree that, prior to the date hereof, the Revolving Maturity Date was September 7, 2015, upon which date all Advances and all other amounts outstanding under the Revolving Line were due and payable (the “Loan Payment Event”) and that the Bank prior to the date hereof has not required delivery of a compliance certificate evidencing compliance with the covenant contained in Section 6.6 of the Agreement (the “Compliance Certificate Event”). Bank hereby waives the Loan Payment Event and the Compliance Certificate Event, in this instance only, provided, however, that such waiver does not constitute a waiver, amendment, or forbearance of Borrower’s obligation to pay the Advances on the Revolving Maturity Date, as amended by this Amendment, or deliver the Compliance Certificate as attached to this Amendment. Furthermore, Bank does not waive any other failure by Borrower’s to perform any of their obligations under the Agreement or any other Loan Document. This waiver is not a continuing waiver with respect to any failure by Borrower to perform any obligation under the Agreement or the other Loan Documents after the date of this Amendment, and Bank does not waive any obligations Borrower may have under the Agreement (as amended by this Amendment) or the other Loan Documents after the date of this Amendment, in each case including, without limitation, Borrower’s obligation to repay the Advances under the Agreement on the Revolving Maturity Date, as amended by this Amendment, or deliver the Compliance Certificate as attached to this Amendment.
3.    Exhibit C (Compliance Certificate) to the Agreement hereby is replaced with Exhibit C attached hereto.
4.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
5.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
6.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default, other than the Loan Payment Event, has occurred and is continuing.
7.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)    this Amendment, duly executed by Borrower;
(b)    Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
(c)    all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts against receipt of an invoice therefor from Bank; and
(d)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
8.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARRAY BIOPHARMA INC.

By: /s/ JOHN R. MOORE

Title: General Counsel and Corporate Secretary

COMERICA BANK

By: /s/ Yasmin Smith

Title: VP

[Signature Page to Twelfth Amendment to Loan and Security Agreement]

EXHIBIT C
[Compliance Certificate – to be provided by Bank]